UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2013

THE GRILLED CHEESE TRUCK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Avenue, Suite 1526

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 521-4406

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Private Placement Offering

On April 17, 2013, The Grilled Cheese Truck, Inc. (the “Company”) completed a twelfth closing (the “Twelfth Closing”) of a “best efforts” private offering of up to $5,000,000 (the “Offering”) of Units (as defined below) with a group of accredited investors (the “Purchasers”) for total gross proceeds to us of $250,000. Pursuant to a subscription agreement with the Purchasers (the “Subscription Agreement”), we issued to the Purchasers units at a price of $1 per unit, consisting of (i) 10% Convertible Senior Secured Notes (the “Notes”) and (ii) warrants (the “Warrants”) to purchase shares (the “Warrant Shares” and together with the Notes and the Warrants, the “Securities”) of our common stock, par value $.001 per share (“Common Stock”) at an exercise price of $2.00 per share. Each Unit consists of a Note, in the principal face amount of $1.00, and Warrants to purchase 0.5 shares of our Common Stock (the “Units”).

On April 18, 2013, the Company completed the final closing (the “Final Closing”) of the Offering for total gross proceeds to us of $500,000. In the aggregate, the Company sold 2,875,025 Units, for aggregate gross proceeds of $2,875,025.

Notes

The Notes accrue interest at a rate of 10% on the aggregate principal amount, payable on the third anniversary of the issue date (the “Maturity Date”) if not converted prior to the maturity date. The Notes are subject to (i) an optional conversion into shares of the Company’s Common Stock at the note holder’s (the “Holder”) election following the date upon which the Company’s Registration Statement (hereinafter defined) is declared effective with the Securities and Exchange Commission (the “SEC”) or (ii) a mandatory conversion thirty-six (36) months from the date of issuance. The shares of Common Stock issuable upon conversion of the Notes shall equal: (i) the principal amount of the Note and the accrued interest thereon (assuming the Company elects to pay the interest in shares of Common Stock) divided by (ii) $1.00.

Warrants

The Warrants issued in the Twelfth Closing and Final Closing are exercisable for an aggregate of 375,000 shares of the Company’s Common Stock. The Warrants are exercisable for a period of three years from the original issue date. The exercise price with respect to the Warrants is $2.00 per share. The exercise price for the Warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

Registration Rights Agreement

In connection with the sale of the Units, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which we agreed to register all of the shares of our Common Stock underlying the Notes and the Warrants (the “Registrable Securities”) on a Form S-1 registration statement (the “Registration Statement”) to be filed with the SEC within 60 calendar days following the final closing date of the Offering and to use our best efforts to cause the Registration Statement to be declared effective under the Securities Act within 120 days following the closing date of the Offering.

The foregoing descriptions of the terms of the Subscription Agreement, the form of Note, the form of Warrant and the Registration Rights Agreement are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.2, 4.1, 4.2, and 10.3 respectively, to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 24, 2012, which are incorporated by reference herein.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

On April 17, 2013, and April 18, 2013 the Company completed a Twelfth Closing and a Final Closing, respectively, of an Offering for total gross proceeds to us of $750,000, consisting of 750,000 Units. Pursuant to the Subscription Agreement, we issued to the Purchasers Units consisting of (i) 10% Notes and (ii) Warrants to purchase shares of our Common Stock at an exercise price of $2.00 per share.

The Notes and Warrants issued to the Purchasers in connection with the Offering were offered and sold to the Purchasers in a private transaction in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D. We made this determination based on the representations of each Purchaser which included, in pertinent part, that each such Purchaser was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (c) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S and upon such further representations from each investor that (i) such Purchaser is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the purchaser agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (iv) the Purchaser had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) the Purchaser has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GRILLED CHEESE TRUCK, INC.

By:	/s/ Alfonso J. Cervantes
Alfonso J. Cervantes
President
Date: April 19, 2013